Exhibit 10(a)-2

BNP PARIBAS

The Directors
Western Power Distribution (South West) PLC
Western Power Distribution (South Wales) PLC
Western Power Distribution (West Midlands) PLC
Western Power Distribution (East Midlands) PLC
(each a "Borrower" and together the "Borrowers")
Avonbank
Feeder Road
Bristol
BS2 OTB

28th July 2017

Dear Sirs,

£20,000,000 uncommitted facility letter (the "Facility Letter") dated 23rd January 2014 for the Borrower with BNP Paribas, London Branch (the "Bank")

1.     Background

(a)
We refer to the Facility Letter. Terms defined in the Facility Letter shall, unless the context requires otherwise, have the same meaning when used in this letter, and in addition the term "Effective Date" means the date on which the Bank notifies the Borrowers that it has received, in form and substance satisfactory to it, (or that the Bank has waived the receipt of) all of the documents and other evidence listed in the Schedule (Conditions Precedent) to this letter.

(b)	This letter is a Finance Document.

(c)
The provisions of Clauses 2 (Definitions), 3 (Interpretations) and 14 (Third Party Rights) of the Credit Terms and Conditions shall apply to this letter as if set out in full again here, with such changes as are appropriate to fit this context.

BNP Paribas London Branch

10 Harewood Avenue London NWGl AA - Tel: +44 (0)20 7595 2000 - www.bnpparlbas.com

Incorporated in France with Limited Liability Registered Office 16 boulevard des Italiens, 75009 Paris, France 662 042 449 RCS Paris
BNP Paribas London Branch is lead supervised by the European Central Bank (ECB) and the Autoritè de Contrôle Prudentiel et de Rèsolution (ACPR). BNP Paribas Long Branch is authorised by the ECB, the ACPR and the Prudential Regulation Authority and subject to limited regulation by the Financial Conduct Authority and Prudential Regulation Authority. Details about the extent of our authorisation and regulation by the Prudential Regulation Authority, and regulation by the Financial Conduct Authority are available from us on request.
BNP Paribas London Branch is registered in England and Wales under no. FC13447

BNP PARIBAS

2.     Amendments

(a)	With effect on and from the Effective Date, the Facility Letter will be amended by deleting 7 days in the Interest Periods clause of Schedule 2 and replacing it with 31 days.

(b)	Subject to the terms of this letter, all other provisions of the Facility Letter remain unchanged and the Facility Letter will remain in full force and effect.

(c)	The Facility Letter (including the Credit Terms and Conditions and the General Terms of Business) and this letter will be read and construed as one document.

(d)	If the Effective Date has not occurred before the date that is 45 days after the date of this letter, then this letter shall immediately on such date be void and of no further legal force and effect.

3.     Representations

Each of the Borrowers confirms to the Bank on the date of this letter and on the Effective Date that the representations and warranties contained in the General Terms of Business:

(a)	are true; and

(b)	would also be true if references to the "Agreement" as referred to in the General Terms of Business are construed so as to include the Facility Letter as amended by this letter in each case by reference to the facts and circumstances then existing. For the avoidance of doubt, such representations and warranties are, and shall be, thus confirmed by each of the Borrowers with respect to itself, notwithstanding any references in the drafting of such representations and warranties to "the Client" or "you".

4.    Fees, Costs and Expenses

(a)
The Borrowers shall (on a joint and several basis), promptly upon demand, reimburse the Bank for the amount of all costs and expenses (including legal fees) reasonably incurred in connection with this letter and all VAT in respect of such costs and expenses.

(b)	The Borrowers shall be responsible for their own costs and expenses (including legal fees) incurred in connection with this letter.

5.     Counterparts

This letter may be executed in any number of counterparts, each of which shall be an original and all of which shall together form one and the same agreement.

BNP PARIBAS

6.     Governing Law and Jurisdiction

(a)	This letter and any non-contractual obligations arising out of or in connections with it are governed by English law.

(b)
The Courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this letter (including a dispute relating to any non-contractual obligation arising out of or in connection with this letter). The Bank and the Borrowers agree that the Courts of England are the most appropriate and convenient courts to settle any such disputes and accordingly none of them will argue to the contrary. This paragraph is for the benefit of the Bank only. As a result, the Bank shall not be prevented from taking proceedings relating to any such dispute in any other courts with jurisdiction. To the extent allowed by law, the Bank may take concurrent proceedings in any number of jurisdictions.

7.     Acceptance

The Borrowers may confirm their acceptance of the terms and conditions of this letter by signing the acceptance on the enclosed duplicate of this letter and returning it to the Bank.

Yours faithfully
For and on behalf of
BNP Paribas, London Branch

/s/ Steve Duranti	/s/ Ian Rosenthal
by: Steve Duranti	by: Ian Rosenthal
title: Head of MNC	title: Authorised Signatory

BNP PARIBAS

We acknowledge and agree to the terms of this Letter.
Signed for and on behalf of
Western Power Distribution (South West) PLC

Signed:	/s/ I.R. Williams

Name:	I.R. Williams

Position:	Director

Date:	31 August 2017

Signed for and on behalf of
Western Power Distribution (South Wales) PLC

Signed:	/s/ I. R. Williams

Name:	I. R. Williams

Position:	Director

Date:	31 August 2017

BNP PARIBAS

Signed for and on behalf of
Western Power Distribution (West Midlands) PLC

Signed:	/s/ I. R. Williams

Name:	I. R. Williams

Position:	Director

Date:	31 August 2017

Signed for and on behalf of
Western Power Distribution (East Midlands) PLC

Signed:	/s/ I. R. Williams

Name:	I. R. Williams

Position:	Director

Date:	31 August 2017

BNP PARIBAS

SCHEDULE

Conditions Precedent

(a)	The enclosed duplicate of this letter, duly executed on behalf of each of the Borrowers.

(b)
A copy of a resolution of the board of directors (or the equivalent executive body or equivalent evidence of relevant corporate approval) of each of the Borrowers approving the terms of, and the transactions contemplated by, this letter and authorising a specified person or persons to execute this letter on its behalf.

(c)	A specimen of the signature of each person authorised by the resolutions referred to in item (b) above.

(d)
A copy of any other authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration or other document, opinion or assurance which the Bank considers necessary or desirable in connection with this letter.